EXHIBIT 10.1

TO: Kevin Sipes	DATE: November 7, 2012

FROM: Steve Trager	SUBJECT: FCB Acquisition Bonus Program

You will be eligible for a bonus based on the achievement of the following FCB Acquisition goals for the time period of September 7, 2012 through March 31, 2013:

1.	Convert all FCB loans and deposit accounts to Horizon within six months

2.	Limit operational, (non-loan) losses to less than $50,000

Your total incentive payout potential is $10,000.00

This incentive payout will be earned and paid on April 15, 2013 provided you are an employee in good standing with the Bank at that time.

Management reserves the right in its sole discretion to adjust goals, individual participants’ payouts, etc.

/s/ Kevin Sipes	/s/ November 7, 2012
Kevin Sipes	Date

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